                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference to our firm under the caption "Experts" and to the use of our report dated August 23, 1999 (except Note 12, as to which the date is October 13, 1999) with respect to the consolidated financial statements of Eastern Oil & Gas, Inc.; our report dated August 23, 1999 with respect to the consolidated income statement and cash flows of the domestic operations of Blazer Energy Corp. and subsidiary (formerly Ashland Exploration, Inc.); our report dated August 23, 1999 (except Note 2, as to which the date is October 13, 1999) with respect to the statement of assets and trust corpus of the Appalachian Natural Gas Trust (formerly Appalachian Basin Royalty Trust); and our report dated October 6, 1999 (except Note 5, as to which the date is October 13, 1999) with respect to the statements of revenues and direct operating expenses of the Underlying Properties of Eastern States Oil & Gas, Inc. included in Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of the Appalachian Natural Gas Trust and Eastern States Oil & Gas, Inc. for the registration of beneficial interest in the Appalachian Natural Gas Trust.


                                         /s/ ERNST & YOUNG LLP


Vienna, Virginia
October 13, 1999